UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 16, 2023

(Date of earliest event reported)

US Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117
(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2023, US Lighting Group, Inc. (the “Company”) appointed Michael Coates to serve as the Company’s controller. The following paragraph briefly describes Mr. Coates’ responsibilities and business experience.

Mr. Coates, age 46, is responsible for directing and coordinating the Company’s accounting functions, managing the consolidation of financial data for accurate reporting and analysis, and preparing internal and external financial statements. Prior to joining the Company, Mr. Coates was a senior tax analyst at PNC Private Bank Hawthorn, a business dedicated to serving the needs of individuals and families with investable assets in excess of $20 million. Before Mr. Coates transitioned to the senior tax analyst role in 2016, he was a wealth strategist at PNC for more than nine years. Prior to joining PNC, he was a staff accountant at a regional public accounting firm. He is a certified public accountant, a certified financial planner, and a member of the Ohio Society of CPAs and the American Institute of Certified Public Accountants. Mr. Coates holds a Master of Business Administration in Accounting and a Bachelor of Business Administration from Cleveland State University and served five years in the US Navy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated February 16, 2023	/s/ Donald O. Retreage, Jr.
By Donald O. Retreage, Jr. Chief Financial Officer

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